Exhibit 99.1

Libbey Commences Chapter 11 Reorganization with $160 Million in Agreed Financing

Discussions Continue With Lenders Regarding Consensual Balance Sheet Restructuring

Continues to Serve Customers and End Users Globally

TOLEDO, Ohio, June 1, 2020 -- Libbey Inc. (NYSE American: LBY) ("Libbey" or the "Company"), one of the world's largest glass tableware manufacturers, today announced that the Company and its U.S.-based subsidiaries have filed voluntary petitions for a court-supervised reorganization under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware. Libbey’s international subsidiaries in Canada, China, Mexico, the Netherlands and Portugal are not included in the Chapter 11 proceedings and are operating in the normal course of business.

Libbey expects to use the court-supervised restructuring process to strengthen its balance sheet to navigate the effects of the COVID-19 pandemic and better position the Company for the future. Libbey is continuing constructive discussions with its lenders and other stakeholders regarding the terms of a consensual financial restructuring plan and is focused on moving through the process as efficiently as possible.

Certain of Libbey's lenders have agreed to provide up to $160 million in debtor-in-possession (“DIP”) financing, including a $100 million revolving credit facility and a $60 million term loan. Following court approval, the Company expects this financing, together with cash flow from operations, to support the business during the court-supervised process. The Company is continuing to serve customers and end users globally, and will continue to evaluate the operating environment and make adjustments, as necessary, to adapt to the impact of COVID-19.

Mike Bauer, chief executive officer of Libbey, said, “While we entered 2020 with positive momentum from our strong finish in 2019, the dramatic and prolonged impact of COVID-19 on the demand for our products and on our business is truly unprecedented in Libbey’s more than 200-year history. As a result, entering this process is a necessary step to address our liquidity, strengthen our balance sheet and better position Libbey for the future. We believe this process will help Libbey become an even stronger, more influential partner to our customers, vendors and end users, and ensure we continue to create the most rewarding experiences with our extensive line of high-quality glassware and other tabletop products.”

He continued, “Throughout our history, Libbey has been dedicated to delivering the finest glassware and tabletop products to the world and empowering consumers to celebrate life’s moments. As we navigate the current environment, we remain focused on providing end users with products that are environmentally sustainable, beautiful and durable. We are already seeing some improvement in our end markets with the gradual lifting of stay-at-home restrictions, and during the past few weeks have reopened our U.S. distribution centers and restarted several production lines in Toledo, Ohio and Shreveport, Louisiana. I want to thank all of our employees for their continued dedication and tireless efforts, especially during the unprecedented uncertainty we are collectively facing due to COVID-19. I also would like to thank our lenders for their continued support and look forward to working with them and all our stakeholders as we move forward.”

Libbey is filing customary first day motions that, once approved by the Court, will allow the Company to smoothly transition its business into Chapter 11, including, among other things, granting authority to pay employee wages and benefits and honor customer commitments in the ordinary course of business. The Company will also pay vendors in the ordinary course for all goods and services provided on or after the Chapter 11 filing date.

Additional Resources

Additional information is available at www.LibbeyRestructuringInfo.com. Court filings and other information related to the court-supervised proceedings are available at http://cases.primeclerk.com/libbey or by calling Libbey’s claims agent, Prime Clerk, at (877) 429-7404 (or (646) 214-8836 for international calls).

Advisors

Latham & Watkins LLP is serving as legal advisor to Libbey, Alvarez & Marsal is serving as restructuring advisor and Lazard is serving as financial advisor.

About Libbey Inc.

Based in Toledo, Ohio, Libbey Inc. is one of the largest glass tableware manufacturers in the world. Libbey Inc. operates manufacturing plants in the U.S., Mexico, China, Portugal and the Netherlands. In existence since 1818, the Company supplies tabletop products to retail, foodservice and business-to-business customers in over 100 countries. Libbey's global brand portfolio, in addition to its namesake brand, includes Libbey Signature®, Master's Reserve®, Crisa®, Royal Leerdam®, World® Tableware, Syracuse® China, and Crisal Glass®. In 2019, Libbey Inc.'s net sales totaled $782.4 million. Additional information is available at www.libbey.com.

Forward-Looking Statements

This press release includes forward-looking statements as defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements reflect only Libbey’s best assessment at this time and are indicated by words or phrases such as “goal,” “plan,” “expects,” “believes,” “will,” “estimates,” “anticipates,” or similar phrases. These forward-looking statements include all matters that are not historical facts. They include statements regarding the Company’s intentions, beliefs or current expectations concerning, among other things, the impact of COVID-19 on our operations and the length of time of such impact, our results of operations, financial condition, liquidity, prospects, growth, strategies and the impact of COVID-19 on the industry in which we operate and the industries we serve. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Investors are cautioned that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate, may differ materially from these statements. Investors should not place undue reliance on such statements. Important factors potentially affecting performance include but are not limited to risks and uncertainties related to the ability to confirm and consummate a plan of reorganization; risks attendant to the bankruptcy process, including our ability to obtain court approvals with respect to motions filed in the Chapter 11 proceedings, the outcomes of court rulings and the Chapter 11 proceedings in general and the length of time that we may be required to operate in bankruptcy; the effectiveness of the overall restructuring activities pursuant to the Chapter 11 proceedings and any additional strategies that we may employ to address our liquidity and capital resources; the actions and decisions of creditors, regulators and other third parties that have an interest in the Chapter 11 proceedings, which may interfere with the ability to confirm and consummate a plan of reorganization; restrictions on us due to the terms of the proposed DIP financing and restrictions imposed by the applicable courts; potential delays in the Chapter 11 proceedings due to the effects of COVID-19; the effects of the Chapter 11 proceedings on the Company and on the interests of various constituents, including holders of the Company’s common stock; other litigation and inherent risks involved in a bankruptcy process; the impact of COVID-19 on the global economy, our associates, our customers and our operations, our high level of indebtedness and the availability and cost of credit; high interest rates that increase the Company’s borrowing costs or volatility in the financial markets that could constrain liquidity and credit availability; the inability to achieve savings and profit improvements at targeted levels in the Company’s operations or within the intended time periods; increased competition from foreign suppliers endeavoring to sell glass tableware, ceramic dinnerware and metalware in our core markets; global economic conditions and the related impact on consumer spending levels; major slowdowns or changes in trends in the retail, travel, restaurant and bar or entertainment industries, and in the retail and foodservice channels of distribution generally, that impact demand for our products; inability to meet the demand for new products; material restructuring charges related to involuntary employee terminations, facility sales or closures, or other various restructuring activities; significant increases in per-unit costs for natural gas, electricity, freight, corrugated packaging, and other purchased materials; our ability to borrow under our ABL credit agreement; protracted work stoppages related to collective bargaining agreements; increased pension expense associated with lower returns on pension investments and increased pension obligations; increased tax expense resulting from changes to tax laws, regulations and evolving interpretations thereof; devaluations and other major currency fluctuations relative to the U.S. dollar and the euro that could reduce the cost competitiveness of the Company's products compared to foreign competition; the effect of exchange rate changes to the value of the euro, the Mexican peso, the Chinese renminbi and the Canadian dollar and the earnings and cash flows of our international operations, expressed under U.S. GAAP; the effect of high levels of inflation in countries in which we operate or sell our products; the failure of our investments in e-commerce, new technology and other capital expenditures to yield expected returns; failure to prevent unauthorized access, security breaches and cyber-attacks to our information technology systems; compliance with, or the failure to comply with, legal requirements relating to health, safety and environmental protection; our failure to protect our intellectual property; and the inability to effectively integrate future business we acquire or joint ventures into which we enter. These and other risk factors that could cause results to differ materially from the forward-looking statements can be found in the Company’s Annual Report on Form 10-K and in the Company’s other filings with the U.S. Securities and Exchange Commission (the “SEC”). Refer to the Company’s most recent SEC filings for any updates concerning these and other risks and uncertainties that may affect the Company’s operations and performance. Any forward-looking statements speak only as of the date of this press release, and the Company assumes no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date of this press release.

Contacts

Corporate:

PublicRelations@libbey.com

Investors:

Chris Hodges or Bobby Winters

Alpha IR Group

(312) 445-2870

LBY@alpha-ir.com

Media:

Michael Freitag / Ed Trissel / Tim Ragones

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449